UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2012

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of WebMediaBrands Inc. was held on June 21, 2012.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

● The stockholders elected each of the seven nominees to the Board of Directors with terms expiring at the Annual Meeting in 2013, as follows:

Members	For	Withheld	Broker Non-Votes
Alan M. Meckler	27,743,042	57,618	11,216,360
Gilbert F. Bach	27,476,802	323,858	11,216,360
Michael J. Davies	26,236,491	1,564,169	11,216,360
Wayne A. Martino	27,519,689	280,971	11,216,360
John R. Patrick	27,519,089	281,571	11,216,360
William A. Shutzer	26,235,641	1,565,019	11,216,360
Justin L. Smith	27,746,992	53,668	11,216,360

• The stockholders ratified the appointment of Rothstein Kass as WebMediaBrands’s independent registered public accounting firm.

For	38,975,393
Against	40,627
Abstain	1,000
Broker Non-Votes	0

• The stockholders approved a proposal authorizing the Board of Directors to implement, in its discretion, a reverse stock split of WebMediaBrands Common Stock at a ratio between and including 1-for-2 and 1-for-10.

For	34,575,982
Against	4,434,615
Abstain	518
Broker Non-Votes	5,905

• The stockholders approved three alternative amendments to our Amended and Restated Certificate of Incorporation listed below, each to reduce the number of shares of Common Stock WebMediaBrands is authorized to issue. The Board may choose, in its discretion, to implement one of the amendments or abandon a reduction completely.

o	For the reduction in the number of authorized shares of Common Stock to 18,750,000 from 75,000,000.

For	37,516,655
Against	1,490,547
Abstain	3,912
Broker Non-Votes	5,906

o	For the reduction in the number of authorized shares of Common Stock to 25,000,000 from 75,000,000.

For	37,519,818
Against	1,487,384
Abstain	3,912
Broker Non-Votes	5,906

o	For the reduction in the number of authorized shares of Common Stock to 37,500,000 from 75,000,000.

For	37,536,432
Against	1,470,772
Abstain	3,912
Broker Non-Votes	5,904

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: June 26, 2012	By:	/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer

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